UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016 (October 4, 2016)

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (405) 429-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed on May 16, 2016, SandRidge Energy, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”), filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re SandRidge Energy, Inc., et al.

On September 20, 2016, the Bankruptcy Court entered an amended order, Docket No. 901 (the “Confirmation Order”), confirming the Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, dated September 19, 2016 (the “Plan”) as modified by the Confirmation Order.

On October 4, 2016 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases.

The description of the Plan in this Report is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”), by reference to the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2016.

All capitalized terms used herein but not otherwise defined in this Report have the meanings set forth in the Plan.

Item 1.01	Entry Into a Material Definitive Agreement.

New First Lien Exit Facility

On the Effective Date, pursuant to the terms of the Plan, the Company entered into a $425 million reserve-based revolving credit facility (the “New First Lien Exit Facility”) with the lenders party thereto and Royal Bank of Canada, as administrative agent and issuing lender.

The initial borrowing base under the New First Lien Exit Facility is $425 million. There are no scheduled borrowing base redeterminations until October 2018, followed by scheduled semiannual borrowing base redeterminations thereafter. The New First Lien Exit Facility matures on February 4, 2020. The outstanding borrowings under the New First Lien Exit Facility bear interest at a rate equal to, at the option of the Company, either (a) a base rate plus an applicable rate of 3.75% per annum or (b) LIBOR plus 4.75% per annum, subject to a 1.00% LIBOR floor. Interest on base rate borrowings is payable quarterly in arrears and interest on LIBOR borrowings is payable every one, two, three or six months, at the election of the Company. The Company has the right to prepay loans under the New First Lien Exit Facility at any time without a prepayment penalty, other than customary “breakage” costs with respect to LIBOR loans

The New First Lien Exit Facility is guaranteed by SandRidge Holdings, Inc., SandRidge Exploration and Production, LLC, SandRidge Midstream Inc., SandRidge Operating Company, Lariat Services, Inc., and Integra Energy, L.L.C. (collectively, the “Guarantors”). On the Effective Date, the Company and the Guarantors entered into a Pledge and Security Agreement (the “Security Agreement”) in favor of Royal Bank of Canada, as administrative agent, for the benefit of the secured parties, pursuant to which the obligations under the New First Lien Exit Facility were secured by liens on substantially all of the assets of the Company and the Guarantors.

Furthermore, the New First Lien Exit Facility is secured by (i) first-priority mortgages on at least 95% of the PV-9 pricing of the proved developed producing reserves and 95% of the PV-9 pricing of all proved reserves included in the most recently delivered reserve report of the Company, (ii) a first-priority perfected pledge of capital stock of each credit party and their respective wholly owned subsidiaries and (iii) a first-priority security interest in the cash, cash equivalents, deposit, securities and other similar accounts, and a first-priority perfected security interest in substantially all other tangible and intangible assets of the credit parties (including but not limited to as-extracted collateral, accounts receivable, inventory, equipment, general intangibles, investment property, intellectual property, real property and the proceeds of the foregoing).

The New First Lien Exit Facility requires the Company to, (a) commencing with the first full fiscal quarter ending after the Closing Date through the last full fiscal quarter before the occurrence of the end of the borrowing base protection period, maintain a minimum PDP asset coverage ratio, measured as of the last day of each fiscal quarter, of 1.75 to 1.00 and (b) commencing with the first full fiscal quarter ending after the occurrence of the end of the borrowing base protection period, maintain (i) a maximum consolidated total net leverage ratio, measured as of the last day of each fiscal quarter, (A) on or prior to December 31, 2018, of no greater than 3.50 to 1.00, and (B) any fiscal quarter ending on or after March 31, 2019, of no greater than 3.00 to 1.00 and (ii) a minimum consolidated interest coverage ratio, measured as of the last day of each fiscal quarter, of no less than 2.00 to 1.00. Such financial covenants are subject to customary cure rights.

The New First Lien Exit Facility contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens, indebtedness, asset dispositions, fundamental changes, restricted payments and other customary covenants.

The description of the New First Lien Exit Facility is qualified in its entirety by reference to the full text of the New First Lien Exit Facility, which is filed herewith as Exhibit 10.1.

New Building Note

On the Effective Date, pursuant to the terms of the Plan, SandRidge Realty, LLC, a subsidiary of the Company entered into the New Building Note with Fir Tree E&P Holdings II, LLC, a Delaware limited liability company and SOLA LTD, a Cayman Islands exempted company. The New Building Note has a principal amount of $35 million and is secured by first priority mortgage on the Company’s headquarters facility and certain other non-oil and gas real property. Interest is payable on the New Building Note at 6% per annum for the first year following the Effective Date, 8% per annum for the second year following the Effective Date, and 10% thereafter through maturity. Interest is payable in kind from the Effective Date through the earlier of August 4, 2020 or 90 days after the refinancing or repayment of the New First Lien Exit Facility and thereafter in cash. The New Building Note matures on October 4, 2021. On the Effective Date, pursuant to the Restructuring Support Agreement, certain holders of the Unsecured Senior Notes purchased the New Building Note for $27 million in cash, net of certain fees and expenses.

The description of the New Building Note is qualified in its entirety by reference to the full text of the New Building Note, which is filed herewith as Exhibit 10.2.

New Convertible Debt

On the Effective Date, pursuant to the terms of the Plan, the Company entered into an indenture by and between the Company, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “New Convertible Notes Indenture”) and issued $281,780,873 of the Company’s 0.00% convertible senior subordinated notes due 2020 (the “New Convertible Notes”) pursuant thereto. The New Convertible Notes will not bear regular interest and will mature and mandatorily convert into New Common Stock (as defined below) on October 4, 2020 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. Upon the occurrence of certain events, including any acceleration, repayment or prepayment of the New Convertible Notes (including any optional redemption), the Company will be required to pay a make-whole amount of $0.783478 (the “Make-Whole Amount”) for each $1.00 in principal amount of New Convertible Notes repaid or prepaid in accordance with the provisions of the New Convertible Notes Indenture.

The New Convertible Notes are initially convertible at a conversion rate (the “Conversion Rate”) of 0.05330841 shares of New Common Stock per $1.00 principal amount of New Convertible Notes, which represents, in the aggregate, approximately 15,021,291 shares of New Common Stock, or 43.68% of the New Common Stock outstanding on the Effective Date on an as converted basis, subject to dilution by the Warrants (as defined below) and issuances under the Omnibus Incentive Plan (as defined below). The Conversion Rate for the New Convertible Notes is subject to customary anti-dilution adjustments. Whenever an event occurs such that the Company is required to pay the Make-Whole Amount, the Conversion Rate will be automatically adjusted such that the New Convertible Notes convert into the same percentage of New Common Stock before and after such event.

The New Convertible Notes are convertible at the option of the holders at any time to, and including, the business day immediately preceding the Maturity Date. In addition, the Company is required to convert all outstanding New Convertible Notes upon the earliest to occur of the following: (i) any bona fide arm’s length issuance by the Company of New Common Stock to third parties for cash with (x) a total issuance size that is greater than or equal to $100,000,000 and (y) a per-share price greater than or equal to $34.16; (ii) 30 days’ written notice to the Company to convert the New Convertible Notes from holders of at least a majority in aggregate principal amount of the New Convertible Notes then outstanding; (iii) if the New Common Stock is listed on a U.S. national securities exchange, the average of the last reported sale prices of the New Common Stock over a 30 consecutive trading day period is 50% greater than $34.16; (iv) any bona fide refinancing of the New First Lien Exit Facility after a determination by the Board (as defined below) in good faith that: (A) such refinancing provides for terms that are materially more favorable to the Company and (B) the causing of a conversion is not the primary purpose of such refinancing; (v) any change of control transaction; or (vi) the Maturity Date. Upon conversion, the Company will deliver shares of New Common Stock equal to the Conversion Rate, together with a cash payment in lieu of delivering any fractional share of New Common Stock issuable upon conversion, based on the last reported sale price of the New Common Stock on the relevant conversion date.

The Company may redeem for cash all or part of the New Convertible Notes at any time prior to the Maturity Date, at a redemption price equal to 100% of the principal amount of such New Convertible Notes to be redeemed, as increased by the Make-Whole Amount. With respect to any New Convertible Notes selected for redemption that are converted following a redemption notice, the Conversion Rate will be automatically adjusted such that the New Convertible Notes convert into the same percentage of New Common Stock before and after such redemption notice.

The Company’s obligations pursuant to the New Convertible Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors that guarantee the New First Lien Exit Facility. Following the occurrence of a Springing Event (as defined in the New Convertible Notes Indenture), the Company will be required to secure $100,000,000 of the New Convertible Notes, which amount may be increased to the full outstanding principal amount of the New Convertible Notes, including any applicable Make-Whole Amount, in accordance with the provisions of the New Convertible Notes Indenture (the “Springing Lien”). The Springing Lien will be a second priority lien on the same collateral securing the New First Lien Exit Facility.

The descriptions of the New Convertible Notes Indenture and New Convertible Notes are qualified in their entirety by reference to the full text of the New Convertible Notes Indenture, which is filed herewith as Exhibit 10.3.

On October 4, 2016, Royal Bank of Canada, as priority lien agent, and Wilmington Trust, National Association, as the subordinated collateral trustee (the “Collateral Trustee”), entered into an intercreditor and subordination agreement, which was acknowledged and agreed to by the Company and certain of the Guarantors (the “Intercreditor and Subordination Agreement”) to govern the relationship of holders of the New Convertible Notes and holders of any other parity lien obligations that the Company may issue in the future, the lenders under the New First Lien Exit Facility and holders of other priority lien obligations and holders of any junior lien debt that the Company may issue in the future, with respect to collateral and certain other matters. The foregoing description of the Intercreditor and Subordination Agreement is qualified in its entirety by reference to the full text of the Intercreditor and Subordination Agreement, a copy of which is filed as Exhibit 10.4 to this report and is incorporated herein by reference.

Collateral Trust Agreement

On October 4, 2016, the Company, certain of the Guarantors, the Trustee and Wilmington Trust, National Association, as collateral trustee (the “Collateral Trustee”), entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of any liens upon the collateral for the benefit of the current and future holders of the notes and other parity lien obligations, if any.

The description of the Collateral Trust Agreement is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, which is filed herewith as Exhibit 10.5.

Warrant Agreement

On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”). On the Effective Date, pursuant to the terms of the Plan, the Company issued 4,913,251 Series A Warrants and 2,068,690 Series B Warrants to certain Holders of General Unsecured Claims (as defined in the Plan) (the Series A Warrants and Series B Warrants collectively referred to as the “Warrants”).

The Warrants are exercisable from the date of the Warrant Agreement until 5:00 p.m., New York City time, on October 4, 2022 (the “Expiration Date”). The Warrants are initially exercisable for one share of New Common Stock per Warrant (such rate, as adjusted pursuant to the Warrant Agreement, being the “Warrant Share Number”) at an initial exercise price of $41.34 for the Series A Warrants and $42.03 for the Series B Warrants (each, an “Exercise Price”). The Warrant Share Number and each applicable Exercise Price are subject to customary anti-dilution adjustments. No adjustments to the applicable Exercise Price or Warrant Share Number are required unless the cumulative adjustments required would result in an increase or decrease of at least 1.0% in the applicable Exercise Price. Additionally, no adjustment need be made for a change in the par value of the New Common Stock.

All Warrants outstanding as of the close of business on the trading day immediately preceding the day on which a Deemed Liquidation Event (as defined in the Warrant Agreement) occurs (the “Automatic Exercise Time”) shall be deemed exercised upon the occurrence of such Deemed Liquidation Event and settled as set forth in the Warrant Agreement. Each person in whose name any shares of Common Stock are issued as a result of an automatic exercise triggered by a Deemed Liquidation Event shall for all purposes be deemed to have become the holder of record of such shares as of the Automatic Exercise Time.

Upon the occurrence of certain events constituting a consolidation, merger, reclassification, exchange, substitution, sale, lease or other transfer to a third party of the consolidated assets of the Company substantially as an entirety or other event in which the previously outstanding shares of New Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities or other property (including cash) or any combination thereof, in each case that is not a Deemed Liquidation Event (a “Fundamental Change”), a Warrantholder shall be entitled to receive, upon exercise of a Warrant, the amount and kind of securities and property that a holder of New Common Stock would have been entitled to receive as a result of such Fundamental Change if it held a number of shares of New Common Stock equal to the number of shares of New Common Stock that such Warrantholder would have received if such Warrant had been exercised immediately prior to such Fundamental Change.

Warrantholders are not entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of New Common Stock issuable upon exercise of the Warrants.

The Warrants generally only permit a holder of Warrants to exercise the Warrants for net share or “cashless” settlement, except if the New Common Stock is not listed on a national securities exchange as of the applicable exercise date, a holder of Warrants may elect physical settlement instead and pay cash to purchase the shares underlying the Warrant at the then-applicable Exercise Price. If net share settlement applies, the Company will deliver, without any cash payment therefor, a number of shares of New Common Stock equal to (i)(a) the number of Warrants being exercised, multiplied by (b) the Warrant Share Number (as of the exercise date), multiplied by (ii)(a) the Fair Market Value (as defined in the Warrant Agreement) of one share of New Common Stock as of the exercise date, minus (b) the applicable Exercise Price as of the exercise date, divided by (iii) the Fair Market Value of one share of New Common Stock as of the exercise date.

The description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is filed herewith as Exhibit 10.6.

Registration Rights Agreement

On the Effective Date, the Company and certain holders of the New Common Stock (the “Stockholders”) entered into a registration rights agreement (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, among other things, holders who collectively have beneficial ownership of at least 10% of the New Common Stock originally issued under the Plan (such Stockholders, the “Required Holders”), calculated on a fully diluted common stock equivalent basis and assuming the conversion of all New Convertible Notes and the exercise of the Warrants, have the right to request the Company to file with the SEC a registration statement on Form S-1 or S-3 of all or any portion of the Registrable Securities (as defined in the Registration Rights Agreement) held by such Required Holders.

A description of the material provisions of the Registration Rights Agreement is contained in the Company’s registration statement on Form 8-A filed with the SEC on October 4, 2016, which description is incorporated by reference herein. The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is incorporated herein as Exhibit 10.7 to this report, by reference to the Company’s registration statement on Form 8-A filed with the SEC on October 4, 2016.

Omnibus Incentive Plan

On the Effective Date, pursuant to the operation of the Plan, the SandRidge Energy, Inc. 2016 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) became effective.

The board of directors of the Company (the “Board”) or any committee duly authorized by the Board (the “Committee”) will administer the Omnibus Incentive Plan. The Committee has broad authority under the Omnibus Incentive Plan to, among other things: (i) select participants; (ii) determine the types of awards that participants are to receive and the number of shares that are to be subject to such awards; and (iii) establish the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the Omnibus Incentive Plan include non-employee directors of the Company, employees of the Company or any of its affiliates, and certain consultants and advisors to the Company or any of its affiliates. The types of awards that may be granted under the Omnibus Incentive Plan include stock options, restricted stock, performance awards and other forms of awards granted or denominated in shares of New Common Stock, as well as certain cash-based awards.

The maximum number of shares of New Common Stock that may be issued or transferred pursuant to awards under the Omnibus Incentive Plan is 4,597,163. If any stock option or other stock-based award granted under the Omnibus Incentive Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of shares of New Common Stock underlying any unexercised award shall again be available for the purpose of awards under the Omnibus Incentive Plan. If any shares of restricted stock, performance awards or other stock-based awards denominated in shares of New Common Stock awarded under the Plan are forfeited for any reason, the number of forfeited shares shall again be available for purposes of awards under the Omnibus Incentive Plan. Any award under the Omnibus Incentive Plan settled in cash shall not be counted against the maximum share limitation.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Omnibus Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the Company’s stockholders.

The description of the Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the Omnibus Incentive Plan, which is filed herewith as Exhibit 10.8.

Item 1.02	Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company (the “Interests”), including the outstanding shares of the Company’s common stock, par value $0.001 per share (“Pre-Effective Date Common Stock”), issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Debt Securities and Credit Agreement

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by the Company (collectively, the “Unsecured Notes”) and the related collateral agreements and registration rights, as applicable, were cancelled and the indentures governing such obligations were cancelled, except to the limited extent expressly set forth in the Plan:

•	8.75% unsecured notes due January 15, 2020, issued pursuant to that certain Indenture dated December 16, 2009, by and among the Company, as issuer; certain of the Company’s subsidiaries, as guarantors; and Wells Fargo Bank, N.A. (the “Unsecured Senior Notes Trustee”);

•	7.5% unsecured notes due March 15, 2021, issued pursuant to that certain Indenture dated March 15, 2011, by and among the Company, as issuer; certain of the Company’s subsidiaries, as guarantors; and the Unsecured Senior Notes Trustee;

•	8.125% unsecured notes due October 15, 2022, issued pursuant to that certain Indenture dated April 17, 2012, by and among the Company, as issuer; certain of the Company’s subsidiaries, as guarantors; and the Unsecured Senior Notes Trustee;

•	7.5% unsecured notes due February 15, 2023, issued pursuant to that certain Indenture dated August 20, 2012, by and among the Company, as issuer; certain of the Company’s subsidiaries, as guarantors; and the Unsecured Senior Notes Trustee;

•	8.125% convertible notes due October 16, 2022, issued pursuant to that certain Indenture dated April 17, 2012, by and among the Company, as issuer; certain of the Company’s subsidiaries, as guarantors; and Wilmington Trust, National Association (the “Unsecured Convertible Notes Trustee”); and

•	7.5% convertible notes due February 16, 2023, issued pursuant to that certain Indenture dated August 19, 2015, by and among the Company, as issuer; certain of the Company’s subsidiaries, as guarantors; and the Unsecured Convertible Notes Trustee.

On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by the Company (the “Second Lien Notes” and, together with the Unsecured Notes, the “Old Notes”) and the related collateral agreements and registration rights, as applicable, were cancelled and the indentures governing such obligations were cancelled:

•	8.75% second lien notes due June 1, 2020 and issued by the Company pursuant to that certain indenture, dated June 10, 2015 (the “Second Lien Notes Indenture”), by and among the Company, as issuer, certain of the Company’s subsidiaries, as guarantors, and U.S. Bank, National Association, in its capacity as indenture trustee under the Second Lien Notes Indenture.

On the Effective Date, by operation of the Plan, all outstanding obligations under the following credit agreement (the “First Lien Credit Agreement”) entered into by the Company and the related collateral agreements were cancelled and the credit agreements governing such obligations were cancelled:

•	The Fourth Amended and Restated Credit Agreement, dated as of June 10, 2015 (as amended from time to time), by and among the Company, as the borrower, certain of the Company’s subsidiaries, as guarantors, Royal Bank of Canada, in its capacity as administrative agent and collateral agent under the First Lien Credit Agreement, and the lending institutions party from time to time thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New First Lien Exit Facility, the New Building Note and the New Convertible Notes Indenture set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan, the Company issued an aggregate of 19,371,229 shares of its new Common Stock, par value $0.001 per share (“New Common Stock”) to the Holders of Allowed Claims (as defined in the Plan), including 971,231 shares issued and outstanding to give effect to the election of certain Holders of Second Lien Note Claims (as defined in the Plan) to receive New Common Stock on the Effective Date instead of New Convertible Notes. The Company also issued $281,780,873 of New Convertible Notes (subject to adjustments pursuant to the terms of the New Convertible Notes Indenture) to Holders of Second Lien Note Claims. In addition, the Company issued 4,913,251 Series A Warrants and 2,068,690 Series B Warrants (subject to adjustments pursuant to the terms of the Warrants), at initial exercise prices of $41.34 and $42.03 per share, respectively (subject to adjustments pursuant to the terms of the Warrants), to certain Holders of General Unsecured Claims (as defined in the Plan).

The Company relied on Section 1145(a)(1) of the Bankruptcy Code as an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the issuance of the New Common Stock, the New Convertible Notes and the Warrants. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan, or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•	the securities must be issued either (a) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (b) principally in such exchange and partly for cash or property.

Item 3.03	Material Modification to Rights of Security Holders.

As provided in the Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any claim against or interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Company’s Pre-Effective Date Common Stock, all previously outstanding shares of the Company’s preferred stock as well as the Old Notes. For further information, see Items 1.01, 1.02, 3.02 and 5.01 of this Report, which are incorporated herein by reference.

The information regarding the terms governing the conversion of the New Convertible Notes set forth in Item 1.01 of this Report under the heading “New Convertible Notes” is incorporated by reference herein. The information regarding the terms governing the exercise of the Warrants set forth in Item 1.01 of this Report under the heading “Warrant Agreement” is incorporated by reference herein. The information set forth in Item 5.03 of this Report is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding shares of the Company’s common stock and preferred stock were cancelled, and the Company issued shares of New Common Stock to certain of its creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02 and 3.03 of this Report, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: Jeffrey S. Serota, Jim J. Brewer, Everett R. Dobson, Edward R. Moneypenny, J. Michael Stice, Alan J. Weber and Dan A. Westbrook.

Pursuant to the Plan, the Company’s new board of directors, consisting of the following persons, was appointed as of the Effective Date:

•	James Bennett has served as President and Chief Executive Officer of the Company since June 2013. Prior to commencing service in his current positions, he served as President and Chief Financial Officer from March 2013 until June 2013 and Executive Vice President and Chief Financial Officer from January 2011 until March 2013. Prior to joining the Company, Mr. Bennett was Managing Director for White Deer Energy, a private equity fund focused on the exploration and production, oilfield service and equipment, and midstream sectors of the oil and gas industry. From 2006 to 2009, Mr. Bennett was employed by GSO Capital Partners L.P., where he served in various capacities, including as its Managing Director. Mr. Bennett graduated with a B.B.A. with a major in finance from Texas Tech University. Mr. Bennett has served on the boards of directors of the general partner of Cheniere Energy Partners L.P. and PostRock Energy Corporation.

•	Michael Lynn Bennett has over thirty-six years of experience in the chemical industry and serves as a member of the board of directors and the audit committee of Alliant Energy, Chairman of the board of directors of OCI N.V., and Chairman of the board of directors of OCI Partners LP. Mr. Bennett also recently served as Terra Industries Inc.’s President and Chief Executive Officer.

•	John V. Genova is chairman of the Company’s board of directors. He has over forty years of experience in the energy industry and has most recently served as President and Chief Executive Officer of Sterling Chemicals. He has served as a member of the board of directors and the audit committee of Encore Acquisition Company, as well as an advisory board member of 1859 Partners LLC.

•	William M. Griffin, Jr. is an independent energy advisor with over thirty-five years of upstream industry experience. Previously, he held the positions of President and Chief Executive Officer of Petro Harvester Oil & Gas, President of Ironwood Oil & Gas and senior executive roles with El Paso Production Corp. He also served as a director on the boards of directors of Black Warrior Methane Corp. and Four Star Oil & Gas Company.

•	David J. Kornder has over twenty-five years of experience and has previously served as Chief Executive Officer of Cornerstone Natural Resources, LLC, Chief Financial Officer of Petrie Parkman & Co., an energy investment bank, and as Executive Vice President and Chief Financial Officer of Patina Oil & Gas Corporation from 1996 through its acquisition by Noble Energy, Inc. in May 2005. Prior to that, Mr. Kornder began his career at Deloitte & Touche LLP.

Committees of the Directors

The standing committees of the Board are comprised of non-employee directors and consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

•	The Board has appointed Messrs. Genova and M. Bennett to serve as members on the Compensation Committee. Mr. M. Bennett was appointed Chairman of the Compensation Committee;

•	The Board has appointed Messrs. Genova and M. Bennett to serve as members on the Nominating and Governance Committee. Mr. Genova was appointed Chairman of the Nominating and Governance Committee; and

•	The Board has appointed Messrs. Kornder, Griffin and Genova to serve as members on the Audit Committee. Mr. Kornder was appointed Chairman of the Audit Committee.

Compensation of Directors

For the first nine months of service, each non-employee director will receive a restricted stock award under the Omnibus Incentive Plan discussed above (a “RS Award”), made promptly following closing of the tenth full trading day of the New Common Stock following the Effective Date.

Each RS Award will vest in equal one-third installments on each of the first three anniversaries of the grant date, subject to the director’s continued service with the Company through the applicable vesting date. The aggregate grant date fair values of the directors’ respective RS Awards will be as follows: (i) Mr. Genova: $225,000; (ii) Mr. Kornder: $191,000; and (iii) all other directors: $176,000. The number of shares of New Common Stock underlying each RS Award will be determined based on the average per share volume-weighted average price of the New Common Stock in respect of the ten trading days beginning on the first full trading day following the Effective Date.

Indemnification of Directors and Executive Officers

As of the Effective Date, the Company entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to (a) indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. The agreements replaced any previously entered indemnification agreement between the Company and its directors and executive officers. The Company may enter into indemnification agreements with any future directors or executive officers.

Each indemnification agreement is in substantially the form included herein as Exhibit 10.9 to this Report. The description of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated by reference herein.

Executive Officers

As of the Effective Date, by operation of the Plan, the executive officers of the Company consisted of the following existing executive officers: James D. Bennett, President and Chief Executive Officer; Julian Bott, Executive Vice President and Chief Financial Officer; Steven D. Turk, Executive Vice President and Chief Operating Officer; Duane M. Grubert, Executive Vice President — Investor Relations and Strategy; R. Scott Griffin, Senior Vice President — People and Culture; and Philip T. Warman, Senior Vice President, General Counsel and Corporate Secretary.

Biographical information about the Company’s executive officers is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 29, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance – Executive Biographical Information,” which information is incorporated by reference herein.

The compensation arrangements for the Company’s named executive officers were not amended in connection with the effectiveness of the Plan, except, to the extent that any of such arrangements provided for incentive awards, as of the Effective Date, such awards will no longer be honored.

Initial Incentive Awards

In connection with the Company’s successful emergence from bankruptcy, promptly following closing of the tenth full trading day of the New Common Stock following the Effective Date, each of the Company’s named executive officers will receive an award under the Omnibus Incentive Plan discussed above. Each award will consist of restricted stock (“Restricted Stock”) and cash-settled performance units (“PUs”).

The Restricted Stock will vest in equal one-third installments on each of the first three anniversaries of the grant date, subject to the executive officer’s continued employment with the Company through the applicable vesting date.

The PUs will vest over three vesting periods, as follows: (i) First Vesting Period: October 1, 2016 through December 31, 2017, (ii) Second Vesting Period: January 1, 2018 through December 31, 2018; and (iii) Third Vesting Period: January 1, 2019 through December 31, 2019. The vested PUs will be settled in cash in an amount based on the Company’s performance relative to the annual incentive program performance goals established by the Board for the corresponding annual periods ending December 31, 2017, 2018 and 2019 (each, a “Performance Period”), with such cash payment made within thirty (30) days of the Board’s certification of the extent to which the performance goals for the applicable Performance Period have been met; provided, however, that payment made in respect of any such Performance Period shall be conditioned upon the Company having at least $1 of EBITDA for that Performance Period for the purpose of qualifying such payment as performance-based compensation under Section 162(m) of the Internal Revenue Code.

The aggregate grant date fair value of each named executive officer’s initial award, along with the breakdown between Restricted Stock and PUs, will be as follows: (i) Mr. Bennett: $10,500,000, consisting of $7,875,000 in Restricted Stock and $2,625,000 in PUs; (ii) Mr. Bott: $3,700,000, consisting of $2,775,000 in Restricted Stock and $925,000 in PUs; (iii) Mr. Turk: $3,000,000, consisting of $2,250,000 in Restricted Stock and $750,000 in PUs; and (iv) Mr. Grubert: $2,000,000, consisting of $1,500,000 in Restricted Stock and $500,000 in PUs. The number of shares of New Common Stock underlying each Restricted Stock award will be determined based on the average per share volume-weighted average price of the New Common Stock in respect of the ten trading days beginning on the first full trading day following the Effective Date. The number of units underlying each PU award will be determined based on a designated value of $100 per PU.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Amended and Restated Bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s registration statement on Form 8-A filed with the SEC on October 4, 2016, which description is incorporated by reference herein.

The descriptions of the Certificate of Incorporation and the Bylaws are qualified in their entirety by reference to the full texts of the Certificate of Incorporation and the Bylaws, which are incorporated herein as Exhibits 3.1 and 3.2, respectively to this Report, to the Company’s registration statement on Form 8-A filed with the SEC on October 4, 2016.

Item 7.01	Regulation FD Disclosure.

On the Effective Date, the Company issued a press release announcing its emergence from bankruptcy. A copy of this press release is included herein as Exhibit 99.1. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act.

Item 8.01	Other Events.

On October 4, 2016, pursuant to the terms of the Plan, the New York Stock Exchange (the “NYSE”) approved the listing of the New Common Stock for trading on the NYSE. On the Effective Date, pursuant to the terms of the Plan, the Company registered the New Common Stock under Section 12(b) of the Exchange Act. On October 4, 2016, trading in the New Common Stock on the NYSE commenced.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, dated September 19, 2016 (incorporated by reference to Exhibit 2.1 to the 8-A of the Company’s registration statement on Form 8-A filed on October 4, 2016).

3.1	Amended and Restated Certificate of Incorporation of SandRidge Energy, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form 8-A filed on October 4, 2016).

3.2	Amended and Restated Bylaws of SandRidge Energy, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed on October 4, 2016).

4.1*	Form of specimen New Common Stock certificate of SandRidge Energy, Inc.

4.2*	Form of specimen Series A Warrant certificate (included in Exhibit 10.6)

4.3*	Form of specimen Series B Warrant certificate (included in Exhibit 10.6)

4.4*	Form of New Convertible Note (included in Exhibit 10.3)

10.1*	New First Lien Exit Facility dated as of October 4, 2016, among SandRidge Energy, Inc., the lenders party thereto and Royal Bank of Canada, as administrative agent and issuing lender.

10.2*	New Building Note dated as of October 4, 2016, between SandRidge Energy, Inc. and Fir Tree E&P Holdings II, LLC.

10.3*	New Convertible Notes Indenture dated as of October 4, 2016, among SandRidge Energy, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.4*	Intercreditor and Subordination Agreement dated as of October 4, 2016, among SandRidge Energy, Inc., Royal Bank of Canada, as priority lien agent and Wilmington Trust, National Association, as subordinated collateral trustee.

10.5*	Collateral Trust Agreement dated as of October 4, 2016 among Sandridge Energy, Inc., as the Company, the Guarantors from time to time party hereto, Wilmington Trust, National Association, as Trustee under the Indenture, the other Parity Lien Representatives from time to time party hereto and Wilmington Trust, National Association, as Collateral Trustee.

10.6*	Warrant Agreement dated as of October 4, 2016, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.7	Registration Rights Agreement dated as of October 4, 2016, among SandRidge Energy, Inc. and the holders party thereto (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form 8-A filed on October 4, 2016).

Exhibit No.	Description

10.8*	SandRidge Energy, Inc.’s 2016 Omnibus Incentive Plan.

10.9*	Form of Indemnification Agreement between SandRidge Energy, Inc. and the directors and officers of SandRidge Energy, Inc.

99.1*	Press release issued by SandRidge Energy, Inc. dated as of October 4, 2016.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Date: October 7, 2016	By:	/s/ Julian Bott
Name: Julian Bott
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates, dated September 19, 2016 (incorporated by reference to Exhibit 2.1 to the 8-A of the Company’s registration statement on Form 8-A filed on October 4, 2016).

3.1	Amended and Restated Certificate of Incorporation of SandRidge Energy, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form 8-A filed on October 4, 2016).

3.2	Amended and Restated Bylaws of SandRidge Energy, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed on October 4, 2016).

4.1*	Form of specimen New Common Stock certificate of SandRidge Energy, Inc.

4.2*	Form of specimen Series A Warrant certificate (included in Exhibit 10.6)

4.3*	Form of specimen Series B Warrant certificate (included in Exhibit 10.6)

4.4*	Form of New Convertible Note (included in Exhibit 10.3)

10.1*	New First Lien Exit Facility dated as of October 4, 2016, among SandRidge Energy, Inc., the lenders party thereto and Royal Bank of Canada, as administrative agent and issuing lender.

10.2*	New Building Note dated as of October 4, 2016, between SandRidge Energy, Inc. and Fir Tree E&P Holdings II, LLC.

10.3*	New Convertible Notes Indenture dated as of October 4, 2016, among SandRidge Energy, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

10.4*	Intercreditor and Subordination Agreement dated as of October 4, 2016, among SandRidge Energy, Inc., Royal Bank of Canada, as priority lien agent and Wilmington Trust, National Association, as subordinated collateral trustee.

10.5*	Collateral Trust Agreement dated as of October 4, 2016 among Sandridge Energy, Inc., as the Company, the Guarantors from time to time party hereto, Wilmington Trust, National Association, as Trustee under the Indenture, the other Parity Lien Representatives from time to time party hereto and Wilmington Trust, National Association, as Collateral Trustee.

10.6*	Warrant Agreement dated as of October 4, 2016, between SandRidge Energy, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.7	Registration Rights Agreement dated as of October 4, 2016, among SandRidge Energy, Inc. and the holders party thereto (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form 8-A filed on October 4, 2016).

10.8*	SandRidge Energy, Inc.’s 2016 Omnibus Incentive Plan.

10.9*	Form of Indemnification Agreement between SandRidge Energy, Inc. and the directors and officers of SandRidge Energy, Inc.

Exhibit No.	Description

99.1*	Press release issued by SandRidge Energy, Inc. dated as of October 4, 2016.

*	Filed herewith.

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